EXHIBIT 23.1

TRIPP, CHAFIN & CAUSEY, LLC Certified Public Accountants
1225 Johnson Ferry Road * Suite 200 Regency Park * Marietta, Georgia 30068
phone 770.565.2422 * fax 770.565.2462

We have issued our report dated February 8, 2006 for Geovax, Inc. as of December 31, 2005 and for the two years then ended. We consent to the use of the aforementioned audited information in the Form 10-K of Geovax Labs, Inc. for the year ended December 31, 2006.

Marietta, Georgia	/s/ Tripp, Chafin & Causey, LLC
March 27,2007